Exhibit 99.1

Media contact:
Erin La Row,
sr. rep., corporate communications
Phone: 785.575.6060
erin.la.row@WestarEnergy.com

Investor contact:
Bruce Burns,
director, investor relations
Phone: 785.575.8227
bruce.burns@WestarEnergy.com

WESTAR ENERGY ANNOUNCES 3RD QUARTER 2012 RESULTS
TOPEKA, Kan., Nov. 8, 2012 - Westar Energy, Inc. (NYSE:WR) today announced earnings of
$139 million, or $1.10 per share, for the third quarter 2012 compared with earnings of $135 million, or $1.15 per share, for the third quarter 2011. Earnings for the nine months ended Sept. 30, 2012 were
$228 million, or $1.79 per share, compared with $210 million, or $1.82 per share, for the same period in 2011. Per share results for both periods in 2012 reflect additional shares outstanding as a result of the company having issued shares to fund capital investments. Earnings for 2011 include the benefit of reversing previously recorded accruals for a legal settlement and a gain on the sale of a non-utility investment.
Following are reconciliations of GAAP to ongoing (non-GAAP) net income and earnings per share:

	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2012	2011	Change	2012	2011	Change
	(In millions, except per share amounts)
Net income attributable to common stock	$139.3	$134.7	$4.6	$227.9	$209.9	$18.0
Less adjustments for:
Reversal of accruals related to legal settlements (a)	—	13.3	(13.3)	—	8.9	(8.9)
Gain on sale of non-utility investment	—	7.2	(7.2)	—	7.2	(7.2)
Ongoing (non-GAAP) net income	$139.3	$114.2	$25.1	$227.9	$193.8	$34.1

Basic earnings per share	$1.10	$1.15	$(0.05)	$1.79	$1.82	$(0.03)
Less adjustment for:
Reversal of accruals related to legal settlements (a)	—	0.11	(0.11)	—	0.08	(0.08)
Gain on sale of non-utility investment	—	0.06	(0.06)	—	0.06	(0.06)
Ongoing (non-GAAP) earnings per share	$1.10	$0.98	$0.12	$1.79	$1.68	$0.11

(a) Adjusted for income taxes and legal expenses related to legal settlement

Westar Energy announces third quarter 2012 results                      Page 2 of 4

Higher ongoing net income for the third quarter and nine months ended Sept. 30, 2012 was driven primarily by higher revenues as a result of price increases. For the nine months ended Sept. 30, 2012 the increase also reflects additional income from corporate-owned life insurance. The increases for both periods were partially offset by higher operating costs due in part to implementing a rate order in April.
Earnings Guidance
The company increased its earnings guidance for 2012 from $1.85 to $2.00 per share, to $1.90 to $2.05 per share. The company has posted to its website a summary of factors it considers to be principal drivers and adjustments used in arriving at earnings guidance. The summary is located under Supplemental Materials within the Investors section of the company website at www.WestarEnergy.com.
Conference Call and Additional Company Information
Westar Energy management will host a conference call Friday, Nov. 9 with the investment community at 10 a.m. ET (9 a.m. CT). Investors, media and the public may listen to the conference call by dialing 866-788-0545, participant code 75465637. A webcast of the live conference call will be available at www.WestarEnergy.com.
Members of the media are invited to listen to the conference call and then contact Erin La Row with any follow-up questions.
This earnings announcement, a package of detailed third quarter financial information, the company's quarterly report on Form 10-Q for the period ended Sept. 30, 2012 and other filings the company has made with the Securities and Exchange Commission are available on the company's website at www.WestarEnergy.com.

Westar Energy announces third quarter 2012 results                      Page 3 of 4

Westar Energy, Inc. (NYSE: WR) is Kansas' largest electric utility. For more than a century, we have provided Kansans the safe, reliable electricity needed to power their businesses and homes. Every day our team of professionals takes on projects to generate and deliver electricity, protect the environment and provide excellent service to our nearly 700,000 customers. Westar has 7,100 MW of electric generation capacity fueled by coal, uranium, natural gas, wind and landfill gas. We are also a leader in electric transmission in Kansas. Our innovative customer service programs include mobile-enabled customer care, a smart meter pilot project and paving the way for electric vehicle adoption. Our employees live, volunteer and work in the communities we serve.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those discussed in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2011 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk Factors, (d) in ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data: Notes 13 and 15; (2) those discussed in the company's Quarterly Report on Form 10-Q filed Nov. 8, 2012, (a) in ITEM 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and (b) in Part I, Financial Information, ITEM 1. Financial Statements: Notes 8 and 9;and (3) other factors discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.

Westar Energy announces third quarter 2012 results                      Page 4 of 4

Westar Energy, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended Sept. 30,				Nine Months Ended Sept. 30,
	2012	2011	Change	% Change	2012	2011	Change	% Change
	(In Thousands, Except Per Share Amounts)
REVENUES:
Residential	$250,757	$246,756	$4,001	1.6	$566,069	$556,784	$9,285	1.7
Commercial	194,032	188,070	5,962	3.2	493,814	470,452	23,362	5.0
Industrial	96,656	98,060	(1,404)	(1.4)	278,036	268,501	9,535	3.6
Other retail	6,407	(3,304)	9,711	293.9	1,125	(8,759)	9,884	112.8
Total Retail Revenues	547,852	529,582	18,270	3.4	1,339,044	1,286,978	52,066	4.0
Wholesale	88,784	101,086	(12,302)	(12.2)	228,966	257,195	(28,229)	(11.0)
Transmission	49,137	39,075	10,062	25.8	144,480	115,411	29,069	25.2
Other	9,985	8,409	1,576	18.7	25,208	25,179	29	0.1
Total Revenues	695,758	678,152	17,606	2.6	1,737,698	1,684,763	52,935	3.1
OPERATING EXPENSES:
Fuel and purchased power	177,506	199,540	(22,034)	(11.0)	452,840	486,697	(33,857)	(7.0)
Operating and maintenance	149,001	137,823	11,178	8.1	461,515	412,429	49,086	11.9
Depreciation and amortization	65,061	72,202	(7,141)	(9.9)	204,640	213,551	(8,911)	(4.2)
Selling, general and administrative	54,300	27,499	26,801	97.5	164,346	132,233	32,113	24.3
Total Operating Expenses	445,868	437,064	8,804	2.0	1,283,341	1,244,910	38,431	3.1
INCOME FROM OPERATIONS	249,890	241,088	8,802	3.7	454,357	439,853	14,504	3.3
OTHER INCOME (EXPENSE):
Investment earnings	2,729	2,914	(185)	(6.3)	6,456	6,255	201	3.2
Other income	6,115	3,404	2,711	79.6	27,242	8,210	19,032	231.8
Other expense	(6,278)	(5,470)	(808)	(14.8)	(14,246)	(13,951)	(295)	(2.1)
Total Other Income	2,566	848	1,718	202.6	19,452	514	18,938	nm
Interest expense	45,017	43,844	1,173	2.7	131,886	130,681	1,205	0.9
INCOME BEFORE INCOME TAXES	207,439	198,092	9,347	4.7	341,923	309,686	32,237	10.4
Income tax expense	66,372	61,700	4,672	7.6	107,156	94,812	12,344	13.0
NET INCOME	141,067	136,392	4,675	3.4	234,767	214,874	19,893	9.3
Less: Net income attributable to noncontrolling interests	1,786	1,442	344	23.9	5,228	4,212	1,016	24.1
NET INCOME ATTRIBUTABLE TO WESTAR ENERGY, INC.	139,281	134,950	4,331	3.2	229,539	210,662	18,877	9.0
Preferred dividends	—	242	(242)	(100.0)	1,616	727	889	122.3
NET INCOME ATTRIBUTABLE TO COMMON STOCK	$139,281	$134,708	$4,573	3.4	$227,923	$209,935	$17,988	8.6
Earnings per common share, basic	$1.10	$1.15	$(0.05)	(4.3)	$1.79	$1.82	$(0.03)	(1.6)
Average equivalent common shares outstanding	126,783	116,807	9,976	8.5	126,639	115,209	11,430	9.9
DIVIDENDS DECLARED PER COMMON SHARE	$0.33	$0.32	$0.01	3.1	$0.99	$0.96	$0.03	3.1
Effective income tax rate	32.00%	31.15%			31.34%	30.62%

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